UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

Del Frisco’s Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35611

Delaware	20-8453116
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2900 Ranch Trail
Irving, TX 75063
(Address of principal executive offices, including zip code)

(469) 913-1845
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
In connection with the completion of the Transaction as defined and more fully described in Item 2.01 below, on June 27, 2018 (the “Closing Date”), Del Frisco’s Restaurant Group, Inc. (the “Company”) entered into a new credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the other agents and arrangers party thereto and the several lenders party thereto. The Credit Agreement provides for (i) senior secured term loans in an aggregate principal amount of $390,000,000 (the “Term Loans”) and (ii) senior secured revolving credit commitments in an aggregate principal amount of $50,000,000 (the “Revolving Credit Commitments” and, collectively with the Term Loans, the “Credit Facilities”).
The interest rates per annum applicable to loans under the Credit Facilities are, at the Company’s option, equal to either a LIBOR rate or a base rate, plus an applicable margin. Initially, the applicable margin for the Term Loans is 4.75% for LIBOR loans and 3.75% for base rate loans. The applicable margin for the Term Loans is subject to change following the Closing Date. The applicable margin for loans made under the Revolving Credit Commitments will range from 2.50% to 3.50% per annum for LIBOR loans and 1.50% to 2.50% per annum for base rate loans, in each case, depending on the Company’s consolidated total net leverage ratio. The Company will pay a commitment fee on the unused portion of the Revolving Credit Commitments at a rate that ranges from 0.35% to 0.50% per annum, depending on the Company’s consolidated total net leverage ratio.
The Revolving Credit Commitments mature on June 27, 2023, and the Term Loans mature on June 27, 2025. The Company is required to repay 1% of the principal amount of the Term Loans annually.
The Credit Agreement contains customary representations, warranties, affirmative covenants and negative covenants that, among other things and subject to certain exceptions, restrict the ability of the Company and its restricted subsidiaries to grant liens on their assets, incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations, pay dividends and other restricted payments and prepay junior lien indebtedness. In addition, the Revolving Credit Commitments have a financial covenant limiting the Borrower to a maximum consolidated total net leverage ratio of 6.75 to 1.00, which consolidated total net leverage ratio steps down as set forth in the Credit Agreement.
The Credit Agreement contains customary events of default, including payment defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency, the occurrence of a change of control, inaccuracy of representations and warranties and breaches of covenants under the Credit Agreement, subject to customary grace periods. Upon occurrence of an event of default, the majority lenders (or the majority of revolving lenders in case of the financial covenant) may terminate the commitments under the Credit Agreement, declare any then-outstanding loans due and payable and exercise other customary remedies.
All obligations under the Credit Agreement are guaranteed by each of the Company’s material direct and indirect domestic subsidiaries other than certain excluded subsidiaries (collectively, the “Guarantors”) and are secured by a security interest in substantially all of the assets of the Company and the Guarantors.
The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and the terms of which are incorporated by reference in this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets
On the Closing Date, the Company completed the previously announced (i) purchase of all of the outstanding equity interests of RCP Barteca Corp., a Delaware corporation (“RCP Blocker”) and General Atlantic (BT) Blocker, LLC, a Delaware limited liability company (“GA Blocker” and, together with RCP Blocker, the “Blockers”) and (ii) merger of Bentley Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Barteca Holdings, LLC, a Delaware limited liability company (“Barteca”), with Barteca surviving such merger as a wholly owned subsidiary of the Company (the “Transaction”). The Transaction occurred pursuant to the terms of the Purchase Agreement and Plan of Merger (the “Purchase Agreement”) by and among the Company, Merger Sub, Barteca, RCP Blocker, GA Blocker, the owners of the Blockers and the Sellers’ Representative named therein.
The Company used the proceeds from the Credit Agreement to fund a portion of the purchase price payable in the Transaction. The summary of the Credit Agreement, and the transactions contemplated thereby, in Item 1.01 of this Current Report is incorporated by reference in this Item 2.01.
Additional information regarding the Transaction was previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on May 7, 2018, which additional information is incorporated by reference in this Item 2.01.

The foregoing description of the Transaction is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated by reference in this Item 2.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On the Closing Date, the Company issued a press release announcing the completion of the Transaction. A copy of the Company’s press release is furnished as Exhibit 99.1 hereto and incorporated by reference in this Item 7.01. The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01 Other Events
Transaction
The Company believes Barteca is a strategic fit within the Company’s group of brands and that the combination creates a portfolio of highly differentiated, experiential and complementary restaurant brands. The Company further believes that Barteca’s innovative concepts will provide opportunities to drive significant growth and development opportunities, helping enable the Company to capture market share in the experiential dining segments, while mitigating the effects of seasonality and the risk of economic downturns to the Company’s current restaurant portfolio.
The Company intends to leverage shared services and as a result, expects to realize significant general and administrative cost savings as well as purchasing synergies and benefits from greater real estate flexibility and shared development efforts. The Company and Barteca have proven management teams with shared culture and values, the combination of which will enable the Company to focus on value creation and integration.
Barteca
Barteca owns and operates two restaurant chains: Barcelona Wine Bar (“Barcelona”) and bartaco. Barteca currently operates 32 restaurants in 12 states and Washington D.C. As of the date hereof, Barteca has approximately 2,000 employees. Many of Barteca’s hourly employees are employed on a part-time basis to provide services necessary during peak periods of restaurant operations, and none of Barteca’s employees are covered by a collective bargaining agreement. For Barteca’s fiscal year ended January 2, 2018, Barteca generated $127.9 million in net sales, $32.5 million in Restaurant-Level EBITDA, representing a 24.8% margin, and $7.7 million in net income.
Barteca’s two restaurant concepts are innovative, with a unique vibe, food, drinks and design. Barcelona and bartaco utilize multiple vendors in each market for produce, seafood, meat and poultry, grocery, and dairy. Barteca does not have any item under formal contract, as its purchasing practices are generally founded on the relationships it has with producers, manufacturers, and packers across the world for specialty items.
Barteca will now be referred to as Del Frisco’s Emerging Brands within the Company's organizational structure. Jeff Carcara, the former Chief Executive Officer of Barteca Restaurant Group, will continue to lead Barteca and has been named Chief Executive Officer of Del Frisco’s Emerging Brands, reporting to Norman Abdallah, Chief Executive Officer of the Company.
Barcelona
Founded in 1996 and headquartered in South Norwalk, Connecticut, we believe that Barcelona is the largest Spanish restaurant group in the U.S. with 15 locations in seven states and Washington D.C. Barcelona anticipates opening four to five locations by the end of 2019.
Barcelona serves as a neighborhood Spanish tapas bar with an ever-changing selection of tapas, using both local and seasonal ingredients as well as specialties from Spain and the Mediterranean. The award-winning wine list of 400 Spanish and South American wines is one of the largest programs in the country.

For Barteca’s fiscal year ended January 2, 2018, Barcelona generated $60.2 million in net sales, including a 1.9% increase in comparable restaurant sales, and Restaurant-Level EBITDA of $14.4 million, representing a 23.6% margin. The average unit volume was $4.7 million and average check was approximately $35 for the same period.
bartaco
Founded in 2010 and headquartered in South Norwalk, Connecticut, bartaco has 17 locations across ten states. Bartaco anticipates opening seven to nine locations by the end of 2019.
Bartaco combines fresh, upscale street food with a coastal vibe in a relaxed environment and is inspired by a healthy, outdoor lifestyle. The menu takes inspiration from a broad palate of bold flavors from the Mediterranean, Asia, and beyond, and its award-winning cocktails are made from artisanal spirits and freshly-squeezed juices.
For Barteca’s fiscal year ended January 2, 2018, bartaco generated $67.1 million in net sales, including a 7.3% increase in comparable restaurant sales, and Restaurant-Level EBITDA of $18.1 million, representing a 26.1% margin. The average unit volume was $5.6 million and average check was approximately $22 for the same period.
Seasonality
Barteca is subject to seasonal fluctuations in certain of its operations. Historically, bartaco's results are typically higher during the summer months affecting the second and third fiscal quarters of the fiscal year. This is, in part, due to the increased capacity of the outdoor patios and bars at bartaco.
Intellectual Property
Barteca has registered the names Barcelona Wine Bar and bartaco.
Competition
The experiential dining segments are highly competitive and fragmented, and the number, size and strength of competitors vary widely by region. Barteca’s restaurants compete with a number of restaurants within their markets, both locally-owned restaurants and restaurants that are part of regional or national chains.
Legal Proceedings
Barteca is subject to various claims and legal actions, including class actions, arising in the ordinary course of business from time to time, including claims related to food quality, personal injury, contract matters, health, wage and employment matters and other issues, including the proceedings and class action related to the food safety incident at bartaco’s Port Chester location. While it is impossible at this time to determine with certainty the ultimate outcome of these proceedings, lawsuits and claims, management believes that adequate provisions have been made and that the ultimate outcomes will not have a material adverse effect on the Company’s consolidated financial position and results of operations.
Reconciliation of Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this report contains the non-GAAP financial measure Restaurant-Level EBITDA. Restaurant-Level EBITDA is calculated by adding back to net income, income taxes, interest expense, depreciation and amortization expense, pre-opening expense, and other addbacks.
Non-GAAP financial measures, including Restaurant-Level EBITDA, should not be considered as substitutes for, or superior to, financial measures calculated in accordance with GAAP; however, they are provided as management believes they are helpful in evaluating the Company’s acquisition of Barteca. Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
See the reconciliation below of Restaurant-Level EBITDA to the most comparable GAAP measure, net income, included in this report

Reconciliation of Certain Non-GAAP Financial Measures (dollars in thousands)
For the Year Ended January 2, 2018(1)

	Barcelona	bartaco	Unallocated Costs(2)	Consolidated
Net Income	9,974	13,360	(15,639)	7,695
Income Taxes	2	10	213	225
Interest Expense	282	822	2,595	3,698
Depreciation and Amortization Expense	3,116	2,639	400	6,155
Pre-Opening Expense	519	971	118	1,607
Other Addbacks(3)	522	316	338	1,177
Adjusted EBITDA	14,414	18,119	(11,975)	20,557
Restaurant-Level EBITDA	14,414	18,119	—	32,533	(4)

(1)
Barteca restated its financial statements for the years ended January 2, 2018, January 3, 2017 and December 29, 2015 in connection with a material weakness identified in its 2017 audit relating to the impact of build-to-suit accounting treatment for certain arrangements that did not qualify for sale-leaseback accounting.

(2)
Includes amounts which have not been allocated to Barcelona or bartaco and includes certain amounts relating to Vinoteca, a retail store in Atlanta, Georgia that sells wines offered in the Barcelona restaurants.

(3)
Includes non-cash expenses (including rent), management and board fees, deal expenses, stock compensation, Connecticut Department of Consumer Protection litigation, executive recruiting and relocation and other miscellaneous one-time items.

(4)	Represents the Restaurant-Level EBITDA of Barcelona and bartaco, excluding the Unallocated Costs that have not been allocated to Barcelona or bartaco.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The Audited Consolidated Financial Statements of Barteca Holdings, LLC and Subsidiaries as of January 2, 2018, January 3, 2017 and December 29, 2015 and for the Years Ended January 2, 2018, January 3, 2017 and December 29, 2015 are filed as Exhibit 99.2 and are incorporated herein by reference.

The Unaudited Condensed Consolidated Financial Statements of Barteca Holdings, LLC and Subsidiaries as of April 3, 2018 and for the Thirteen Weeks Ended April 3, 2018 and April 4, 2017 are filed as Exhibit 99.3 and are incorporated herein by reference.

(b)	Pro forma Financial Information

The Unaudited Pro Forma Condensed Consolidated Financial Statements of Del Frisco’s Restaurant Group, Inc., after giving effect to the acquisition of Barteca Holdings, LLC and Subsidiaries, as of December 26, 2017 and for the Year Ended December 26, 2017 and for the Thirteen Weeks Ended March 27, 2018, are filed as Exhibit 99.4 and are incorporated herein by reference.

(d)	Exhibits

Exhibit 2.1
Purchase Agreement and Plan of Merger, dated as of May 6, 2018, by and between Del Frisco’s Restaurant Group, Inc., Bentley Merger Sub, LLC, Barteca Holdings, LLC, RCP Barteca Corp., General Atlantic (BT) Blocker, LLC, the Blocker Sellers and The Sellers’ Representative, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed May 7, 2018*

Exhibit 10.1
Credit Agreement, dated as of June 27, 2018, among Del Frisco’s Restaurant Group, Inc., JPMorgan Chase Bank, N.A., as administrative agent, the other agents and arrangers party thereto and the several lenders party thereto.

Exhibit 23.1	Consent of CohnReznick, LLP, Independent Auditor of Barteca Holdings, LLC

Exhibit 99.1	Press Release issued by Del Frisco’s Restaurant Group, Inc., dated June 27, 2018

Exhibit 99.2
Audited Consolidated Financial Statements of Barteca Holdings, LLC and Subsidiaries as of January 2, 2018, January 3, 2017 and December 29, 2015 and for the Years Ended January 2, 2018, January 3, 2017 and December 29, 2015

Exhibit 99.3	Unaudited Condensed Consolidated Financial Statements of Barteca Holdings, LLC and Subsidiaries as of April 3, 2018 and for the Thirteen Weeks Ended April 3, 2018 and April 4, 2017

Exhibit 99.4
Unaudited Pro Forma Condensed Consolidated Financial Statements of Del Frisco’s Restaurant Group, Inc. and Subsidiaries, after giving effect to the acquisition of Barteca Holdings, LLC and Subsidiaries, as of December 26, 2017 and for the Year Ended December 26, 2017 and for the Thirteen Weeks Ended March 27, 2018

* Schedules and exhibits to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL FRISCO’S RESTAURANT GROUP, INC.

Date:	June 27, 2018	By:	/s/ Neil H. Thomson
Neil H. Thomson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1
Purchase Agreement and Plan of Merger, dated as of May 6, 2018, by and between Del Frisco’s Restaurant Group, Inc., Bentley Merger Sub, LLC, Barteca Holdings, LLC, RCP Barteca Corp., General Atlantic (BT) Blocker, LLC, the Blocker Sellers and The Sellers’ Representative, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed May 7, 2018*

Exhibit 10.1
Credit Agreement, dated as of June 27, 2018, among Del Frisco’s Restaurant Group, Inc., JPMorgan Chase Bank, N.A., as administrative agent, the other agents and arrangers party thereto and the several lenders party thereto

Exhibit 23.1	Consent of CohnReznick, LLP, Independent Auditor of Barteca Holdings, LLC

Exhibit 99.1	Press Release issued by Del Frisco’s Restaurant Group, Inc., dated June 27, 2018

Exhibit 99.2
Audited Consolidated Financial Statements of Barteca Holdings, LLC and Subsidiaries as of January 2, 2018, January 3, 2017 and December 29, 2015 and for the Years Ended January 2, 2018, January 3, 2017 and December 29, 2015

Exhibit 99.3	Unaudited Condensed Consolidated Financial Statements of Barteca Holdings, LLC and Subsidiaries as of April 3, 2018 and for the Thirteen Weeks Ended April 3, 2018 and April 4, 2017

Exhibit 99.4
Unaudited Pro Forma Condensed Consolidated Financial Statements of Del Frisco’s Restaurant Group, Inc. and Subsidiaries, after giving effect to the acquisition of Barteca Holdings, LLC and Subsidiaries, as of December 26, 2017 and for the Year Ended December 26, 2017 and for the Thirteen Weeks Ended March 27, 2018

* Schedules and exhibits to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request by the Commission